Exhibit 21.1

Subsidiaries of the Registrant

As of March 16, 2026

Entity	Jurisdiction of Organization
11801 Industry Intermediate LLC	Delaware
11801 Industry Realty Company LLC	Delaware
7 Roosevelt Acquisition LLC	Delaware
Armour Yards Mortgage Lender LLC	Delaware
Baker Chocolate Apartments-133, LLC	Delaware
Baker Chocolate Associates, LLC	Delaware
Bass Lofts Acquisition LLC	Delaware
BCF Acquisition Realty Company LLC	Delaware
BD Norfolk Holdings LLC	Delaware
BD Norfolk Venture LLC	Delaware
Brackenbrook Apartments Owner LLC	Delaware
Bristol Trailer Intermediate LLC	Delaware
Bristol Trailer Realty Company LLC	Delaware
Caroline Post Oak GP, LLC	Delaware
Caroline Post Oak Owner, LP	Delaware
Caroline West Gray GP, LLC	Delaware
Caroline West Gray Owner, LP	Delaware
Charleston Portfolio Venture LLC	Delaware
Dallas Industrial Ambassador Row LP	Delaware
Dallas Industrial Carpenter LP	Delaware
Dallas Industrial Forest LP	Delaware
Dallas Industrial Garden Brook I LP	Delaware
Dallas Industrial Garden Brook II LP	Delaware
Dallas Industrial International LP	Delaware
Dallas Industrial Portfolio Realty Company GP LLC	Delaware
Dallas Industrial Regal I LP	Delaware
Dallas Industrial Regal II LP	Delaware
Dallas Industrial Surveyor LP	Delaware
East Tampa Realty Company LLC	Delaware
Fiore Residential Realty Company LLC	Delaware
First Student 101 Old Frankstown Road Realty LLC	Delaware
First Student 150 South 24th Street Realty LLC	Delaware
First Student C&W Realty LLC	Delaware
First Student California Realty LLC	Delaware
First Student Holding Company LLC	Delaware
First Student Illinois Realty LLC	Delaware
First Student New Jersey Realty LLC	Delaware
First Student New York Realty LLC	Delaware
First Student Pennsylvania Intermediate Company 1 LLC	Delaware
First Student Pennsylvania Intermediate Company 2 LLC	Delaware
First Student Washington Realty LLC	Delaware
Fisher Acquisition LLC	Delaware
Heron Lakes Realty Company LLC	Delaware
J.P. Morgan REIT MA Holdings LLC	Delaware
J.P. Morgan REIT Operating Partnership, L.P.	Delaware
J.P. Morgan REIT TRS LLC	Delaware
JPMREIT Seller SPV 1 LLC	Delaware
Norfolk Industrial Portfolio Acquisition LLC	Delaware

North Bluff Apartments Owner LLC	Delaware
North Charleston Housing Acquisition LLC	Delaware
One Brooklyn Road Realty Company LLC	Delaware
Oswego Realty Company LLC	Delaware
PGH Apartments LLC	Delaware
PGH Intermediate LLC	Delaware
PGH Realty Company LLC	Delaware
Pinellas Park Realty Company LLC	Delaware
Post Oak Holdings JV, LP	Delaware
Post Oak JV, LP	Delaware
Post Oak Realty Investor LLC	Delaware
Preserve at Pine Valley Acquisition LLC	Delaware
Preserve at Pine Valley Owner, LLC	Delaware
Preserve at Pine Valley Venture, LLC	Delaware
Red Mountain Realty Company LLC	Delaware
Resort at Encinitas Mortgage Lender LLC	Delaware
Rockledge Barnes Holdings LLC	Delaware
Satori West Ashley Lender LLC	Delaware
Savannah Terminal Realty Company LLC	Delaware
Sawbranch Apartments Owner LLC	Delaware
Shops at Grand Investor LLC	Delaware
Shops at Grand Owner LLC	Delaware
Shops at Grand Venture LLC	Delaware
Southern Multifamily Lender LLC	Delaware
STNL Lender Capital JV Borrower LLC	Delaware
STNL Lender Capital JV Holdings, LLC	Delaware
STNL Lender Capital JV LP	Delaware
STNL Lender Capital Realty Company LLC	Delaware
SW STNL LendCap Durban Dutch Bros Greenville LLC	Delaware
The Kensley Acquisition LLC	Delaware
The Landing Apartments Owner LLC	Delaware
V2 Chesapeake 3800 Cook Blvd LLC	Delaware
V2 Chesapeake 3809-3811 Cook Blvd LLC	Delaware
V2 Chesapeake Cook Blvd LLC	Delaware
V2 Chesapeake Dexter St West LLC	Delaware
V2 Hampton E Street LLC	Delaware
V2 Norfolk Trant Ave LLC	Delaware
V2 Rockledge Barnes Blvd LLC	Delaware
Vineyard Commons Acquisition LLC	Delaware
Vineyard Commons PropCo LLC	Delaware
West Gray Holdings JV, LP	Delaware
West Gray JV, LP	Delaware
West Gray Realty Investor LLC	Delaware
Woodlocke Apartments Owner LLC	Delaware